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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 5, 1999 on our audits of the financial statements of Kinderhook Systems, Inc., which is included in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP


New York, New York
October 18, 1999